Exhibit 23


                       Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-50369) of Crown Cork & Seal Company, Inc. of our report dated June 22, 2000 appearing on page 6 of this Form 11-K.






PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 28, 2000